EXHIBIT 5(a)

                                 MICHAEL E. ZIMMERMAN
                          Vice President and General Counsel
                              The Montana Power Company
                                   40 East Broadway
                                Butte, Montana  59701


                                             November 29, 1996



          The Montana Power Company
          40 East Broadway
          Butte, MT  59701-9394

          Ladies and Gentlemen:

                    With respect to the Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), on or about the date hereof, contemplating the issuance and sale by The Montana Power Company (the "Company") from time to time of $150,000,000 in principal amount of its Medium-Term Notes, Series B (the "Notes"), I am of the opinion that:

          1. The Company is a corporation duly organized and validly existing under the laws of the State of Montana and qualified to do business in the States of Idaho and Wyoming.

          2. All action necessary to make the Notes legal, valid, and binding obligations of the Company in accordance with their terms, except as limited by the laws and principles of equity affecting generally the enforcement of creditors' rights, including, without limitation, bankruptcy and insolvency laws, will have been taken when:

               a. The Company's Registration Statement on Form S-3 shall have become effective under the Act;

               b. The Public Service Commission of the State of Montana shall have issued an appropriate order or orders authorizing the issuance and sale of the Notes by the Company;

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          The Montana Power Company
          November 29, 1996
          Page 2


               c. The Company's Board of Directors and the Company's officers shall have taken such action as may be necessary to authorize the issuance and sale of the Notes on the terms set forth in or contemplated by the Registration Statement; and

               d. The specific terms of each Note shall have been determined, and each Note shall have been issued, sold and delivered by the Company to the purchasers thereof against payment therefor, all as contemplated by, and in conformity with, the Indenture dated as of December 1, 1989, from the Company to Citibank, N.A., as Trustee, and the acts, proceedings and documents referred to above.

                    I hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of my name as counsel therein.

                                        Very truly yours,

                                        /s/ Michael E. Zimmerman

                                        MICHAEL E. ZIMMERMAN